UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 10, 2009 (July 8, 2009)

REGI U.S., INC.
-----------------------------------------------------
(Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01           Changes in Registrant’s Certifying Accountant

(a)  On July 8, 2009, James Stafford, Inc., Chartered Accountants (“James Stafford”), advised the registrant, REGI U.S., Inc. (the "Company"), that James Stafford had resigned as the Company's auditors, effective immediately.  James Stafford did not seek the Company’s consent to its resignation.

The Company’s Board of Directors did not recommend a change of auditors and, as a result of the resignation, has not yet approved the appointment of new auditors and has begun a search for a new independent auditing firm.

From September 25, 2008 to July 8, 2009, there were no disagreements between the Company and James Stafford on any matters of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the James Stafford would cause it to make reference to the subject matter of the disagreement(s).  No audit report was issued during the period of September 25, 2008 to July 8, 2009 during which James Stafford was the auditor for the Company.

The Company has provided James Stafford with a copy of the foregoing disclosure, and requested that James Stafford furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure.  The Company has filed, as Exhibit 16.1 to this Form 8-K, a copy of the letter from James Stafford, dated July 10, 2009, stating their agreement with such statements, as required by Item 304(a)(3) of Regulation S-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)              FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)              PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)              SHELL COMPANY TRANSACTIONS.

Not applicable.

(d)              EXHIBITS.

Exhibit No.	Description
16.1	Letter of James Stafford, Inc., Chartered Accountants regarding change in independent registered public accounting firm.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 10, 2009                                                                           REGI U.S., Inc.

By:       /s/ James Vandeberg

James Vandeberg, Chief Operating Officer,
and Chief Financial Officer